CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Columbia Funds Series Trust I of our reports dated October 24, 2019, relating to the financial statements and financial highlights, which appear in the Annual Reports on Form N-CSR of the funds indicated in Appendix A for the year ended August 31, 2019. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Organization and Management of Wholly-Owned Subsidiaries” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 19, 2019

Appendix A

Fund Name
Columbia Balanced Fund
Columbia Contrarian Core Fund
Columbia Disciplined Small Core Fund
Columbia Emerging Markets Fund
Columbia Global Dividend Opportunity Fund
Columbia Global Energy and Natural Resources Fund
Columbia Global Technology Growth Fund
Columbia Greater China Fund
Columbia Mid Cap Growth Fund
Columbia Small Cap Growth Fund I
Columbia Strategic Income Fund
Multi-Manager Alternative Strategies Fund
Multi-Manager International Equity Strategies Fund
Multi-Manager Small Cap Equity Strategies Fund
Multi-Manager Total Return Bond Strategies Fund